AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT, (this “Agreement”) made this 5th day of December, 2012, by and between Ching-Sang Hong, Sellers Representative (hereinafter referred to as (“Hong” or “Sellers Representative), and RADTEK CO, LTD, JaeChan Kim, President (“Purchaser”), setting forth the terms and conditions upon which the Sellers as shown on Exhibit A, will sell One Million One Hundred Seven Thousand Five Hundred (1,107,500) shares of USChina Taiwan, Inc.. (“USChina” or the “Company”) common stock (the “Shares” or “Common Stock”), personally owned by Seller, to the Purchaser. The Seller and the Purchasers may be referred to herein singularly as a “Party” and collectively, as the “Parties”.

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

WHEREAS, the Sellers and Purchasers have appointed Jody M. Walker, Attorney at Law, to act as the Escrow Agent ("Escrow Agent") for this transaction and to receive and hold all consideration received from the Purchaser for the sale of the Shares and all documents (“Documents”) stock certificates and corporate records of USChina, in the Jody M. Walker, Attorney at Law COLTAF Trust Account, (the “Escrow Account”) unless other arrangements are agreed to by all parties.

WHEREAS, Ching-Sang Hong is representing the Sellers with full authority, and

WHEREAS, the Purchaser, Seller and Escrow Agent, have entered into an ESCROW AGREEMENT dated December 5, 2012.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

1.01 Sale: Subject to the terms and conditions of this Agreement, the Seller agrees to sell the Shares, and the Purchaser shall purchase the Shares, for a total of Three Hundred Twenty Five Thousand Sixty Dollars (U.S.) ($325,060,00) (the “Purchase Price” or “Funds”). This is a private transaction between the Seller and Purchaser.

1.02 Escrow Agent: The Seller and Purchaser hereby appoint Jody M. Walker, Attorney at Law to act as the Escrow Agent (“Escrow Agent”) as to the distribution of the Purchase Price Funds received for the sale of the Shares and distribution of the shares and documents of USChina to be held in the Escrow Account.

1.03 Deposit: Upon execution of this agreement, Purchaser shall make, by wire transfer, a deposit (the “Deposit”) in the amount of Eight Thousand Dollars ($8,000), to the Jody M. Walker, Attorney at Law COLTAF Trust Account (Escrow Account”) on or before December 7, 2012, for the Shares being sold by the Seller. The deposit shall become non-refundable after ten (10) days from the signing of this Agreement. The amount deposited will be held in the Escrow Account until Closing, (as defined in Section3.01 of this Agreement) or until ordered released as per other sections of this Agreement.

The Deposit shall be fully refundable for a period of ten (10) days from the signing of this Agreement for any reason or no reason (the “Due Diligence Period”). After the Due Diligence Period, the Deposit will be non-refundable unless the Seller fails to fulfill all things to be completed pursuant to the terms of this Agreement and outlined in Article II, 2.12 and Article III, 3.02 of this Agreement. In addition if, after signing this Agreement and prior to the Closing, in performing due-diligence, the Purchasers, discover something of significance that was not previously revealed that changes the structure and intent of this Agreement and the transaction, that the Seller cannot correct, the Purchasers will notify the Seller of the subject of concern and their intention to cancel this Agreement and the request for the refund of the Deposit, in writing, addressed to the individuals and addresses listed in Article VI, 6.09 of this Agreement. The Seller shall have ten business days after receiving the request for the refund of the Deposit to correct the discrepancy or the Deposit will be refunded to the Purchasers by the Escrow Agent.

The account wire instructions for the Deposit herein and payment pursuant to Sections 1.04 and 3.02(b)(i) are as follows:

First Bank of Colorado

Englewood, Colorado 80155

800-964-3444

ABA Routing # ____________

FOR THE ACCOUNT OF:

Jody M. Walker

Coltaft Trust Account

7841 South Garfield Way

Centennial, Colorado 80122

Account # ______________

Swift code _____________

As soon as reasonably practicable after receipt of the Deposit by the Escrow Agent, Seller will forward by overnight delivery, or by email, for review by the Purchasers, any and all documents of USChina which Purchasers might request.

Purchasers’ Representative will provide Seller with the information as requested by the Seller concerning the Purchasers, including information on its directors elect.

1.04 Balance of Purchase Price: It is agreed that the full amount of the Purchase Price will be wire transferred to the Escrow Account on or before December 28, 2012, and that the Closing will take place contemporaneous with such payment. It is agreed that all of the Shares shall remain in the Escrow Account until the full amount of $325,060.00 has been paid into Escrow, after which the Closing on the sale of the shares shall take place and all stock certificates, stock powers and corporate documents listed in paragraphs 2.12, 2.13 and 3.02 below, and the full amount of $325,060.00 shall be disbursed as otherwise instructed by Andrew Chien.

This Agreement may be terminated unilaterally by Seller if: (i) the balance of the Purchase Price for the Shares is not paid in full on or before December 28, 2012, unless an extension of time is agreed to in writing by both parties; or (ii) Purchaser has failed to comply with all material terms of this Agreement. Upon such termination, all consideration paid by Purchaser shall be delivered to Seller in accordance with the terms of the Escrow Agreement. Upon the payment of the total Purchase Price of $325,060.00 by the Purchaser to the Seller for the Shares, by wire transfer to the Escrow Account, and the receipt of all items outlined below which shall be provided by the Seller, the Closing will take place immediately unless extended by the parties signing this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants to the Purchaser the following:

2.01 Organization: USChina is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state Nevada and elsewhere (if required). All actions taken by the incorporators, directors and/or shareholders of USChina have been valid and in accordance with the laws of the state of Nevada. USChina is a fully reporting company with the SEC and USChina’ common stock is included for quotation on the OTCBB and OTCBB.

Immediately following the Closing, the Purchasers shall file all required filings with any state and federal regulators, including the SEC, disclosing the acquisition of the Shares by the Purchasers, the change of control of the corporations, all changes to the officers and directors, and all such additional disclosure as is required to keep the corporation in good standing with any and all regulatory bodies having authority.

2.02 Capital: The authorized capital stock of USChina consists of 60,000,000 shares of Common Stock, $0.001 par value, of which 1,230,000 shares of Common Stock are issued and outstanding. USChina has no preferred shares authorized. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating USChina to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of USChina are subject to any stock restriction agreements. There are approximately 31 shareholders of record of USChina. All of such shareholders have valid title to such Shares and acquired their Shares in a lawful transaction and in accordance with Nevada corporate law and the applicable securities laws of the United States.

2.03 Financial Statements: USChina is a reporting company and financials can be found on EDGAR. The financial statements fairly present the financial condition and operating results of USChina as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, and as set forth in Paragraph 2.05, USChina has no material liabilities (contingent or otherwise). USChina is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

2.04 Filings with Government Agencies: USChina is a Reporting Company as that term is described by the Securities Act of 1933, and files annual and quarterly reports with the SEC. USChina has made all required filings with the SEC and the State of Nevada that might be required, and is current in its filings and reporting to the state of Nevada. Upon the purchase of the Shares by the Purchaser, the Purchaser will have the full responsibility for filing any and all documents required by the Securities and Exchange Commission, including a Form D, and/or any other government agency that may be required. The Sellers will supply the Purchaser with all information and documents available by the Company which might be needed for an audit for the Company at Closing. Sellers state that there have been no transactions in the 3rd quarter of the Company. The fiscal year end for the Company is March 31. The Purchaser understands that the Seller will have no responsibility whatsoever for any filings made by USChina in the future, either with the SEC, FINRA or with the State of Nevada.

2.05 Liabilities: It is understood and agreed that the purchase of the Shares is predicated on USChina not have any liabilities at closing. USChina shall not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid at Closing. Sellers are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the USChina or its Shares.

To the best of knowledge of the Seller, there is no dispute of any kind between USChina and any third party, and no such dispute will exist at the Closing of this transaction and at Closing, except as set forth herein, USChina will be free from any and all liabilities, liens, claims and/or commitments. At Closing, all assets of the Company and all liabilities of the Company will be spun off, paid or cancelled.

The Company presently maintains a bank account at Peoples Bank in Bridgeport, CT, which presently has a balance of approximately $7,000 which will not be considered as an asset to be purchased and which bank account will be closed with within ten days of the Closing of the transaction and the balance in the account distributed to present shareholders.

2.06 Tax Returns: USChina has filed federal tax returns for the year end of March 31, 2011, which returns will be made available to the Purchasers. No tax returns were required to be filed for Nevada. As of closing, there shall be no taxes of any kind due or owing, either Federal or State.

2.07 Ability to Carry Out Obligations: The Seller has the right, power, and authority to enter into, and perform his obligations under this Agreement. The execution and delivery of this Agreement by the Seller and USChina and the performance by the Seller of his obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which USChina the officers, directors or Seller are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause USChina (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of USChina or upon the shares of USChina to be acquired by the Purchaser.

2.8 Contracts, Leases and Assets: To the best of the knowledge of the Seller, USChina is not a party to any contract, agreement or lease (unless such contract, agreement or lease has been assigned to another party or USChina has been released from its obligations thereunder) other the normal contract with the Transfer Agent, except as described in documents filed with the SEC or as disclosed to the Purchaser. No person holds a power of attorney from USChina or the Seller. At the Closing, USChina will have no assets or liabilities or any obligations which would give rise to a liability in the future.

2.9 Compliance with Laws: To the best of knowledge of the Seller, USChina has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining. To the best of the knowledge of the Seller, USChina has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. At the time that USChina sold Shares to the Seller, USChina was entitled to use the exemptions provided by the Securities Act of 1933 relative to the sale of its Shares. The Shares being sold herein are being sold in a private transaction between the Seller and the Purchaser, and the Seller make no representation as to whether the Shares are subject to trading restrictions under the Securities Act of 1933, as amended and rules thereunder.

2.10 Litigation: To the best of the knowledge of the Seller, USChina is not a party to any suit, action, arbitration, or legal administrative or other proceeding, or pending governmental investigation. To the best knowledge of the Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against USChina. USChina is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.11 Conduct of Business: Prior to the Closing, USChina shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.12 Corporate Documents: Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted at the Closing:

(i) Certificate of Incorporation and all amendments thereto;

(ii) Bylaws and all amendments thereto;

(iii) Minutes and Consents of Shareholders;

(iv) Minutes and Consents of the board of directors;

(v) List of officers and directors;

(vi) Certificate of Good Standing from the Secretary of State of Nevada.

(vii) Current Shareholder list from the Transfer Agent.

2.13 Closing Documents: All minutes, consents or other documents pertaining to USChina to be delivered at the Closing shall be valid and in accordance with the laws of Nevada.

2.14 Title. The Seller has good and marketable title to all of the Shares being sold by them to the Purchaser pursuant to this Agreement. The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Shares. Except as provided in this Agreement, the Seller are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by purchasers (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

2.15 Transfer of Shares: The Seller will have the responsibility for sending all certificates representing the shares being purchased, along with the proper Stock Powers with Bank Signature Guarantees or Power of Attorney acceptable to the Transfer Agent, to the Escrow Agent for delivery to the Purchaser at Closing.

The Purchaser will have the responsibility of sending the certificates, along with stock powers to the Transfer Agent for USChina to have the certificates changed into their respective names and denominations and the Purchaser shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.16 Representations: All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III

CLOSING

3.01 Closing for the Purchase of Common Stock: The Closing (the “Closing”) of this transaction for the Shares of Common Stock being purchased will occur when all of the documents and consideration described in Paragraphs 2.12 above and in 3.02 below, have been delivered or other arrangements have been made and agreed to by the Parties. If the Closing does not occur on or before December 28, 2012, then either party may terminate this Agreement upon written notice, unless otherwise agreed to in writing by both parties.

This Agreement can be terminated in the event of any material breach by either party.

3.02 Documents and Payments to be Delivered at Closing: As part of the Closing of the Common Stock purchase, those documents listed in 2.12 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the Parties, shall have been delivered to Escrow Agent at least 48 hours prior to the Closing:

(a) By the Seller:

(i) stock certificate or certificates, along with stock powers with signature guarantee acceptable to the Transfer Agent, representing the Shares, endorsed in favor of the name or names as designated by Purchaser or left blank;

(ii) the resignation of all officers of USChina;

(iii) the resignations of directors of USChina and the appointment of a new Directors as designated by the Purchasers, subject to the requirement to deliver Schedule 14f-1 to USChina shareholders at least ten days prior to the date of the new Directors taking office;

(iv) true and correct copies of all of the business and corporate records of USChina, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements and contracts that exist and

(v) such other documents of USChina as may be reasonably required by Purchaser, if available.

(b) By Purchaser:

(i) wire transfer to the Jody M. Walker COLTAF Trust Account the amount of $317,060.00, representing the balance of the payment for the Purchase Price for the Shares.

ARTICLE IV

INVESTMENT INTENT:

The Purchaser represents, warrants and covenants to the Sellers the following:

4.01 Transfer Restrictions: Purchaser (and or assigns) agree that the shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the act.

4.02 Investment Intent: The Purchasers are acquiring the Shares for their own account for investment, and not with a view toward distribution thereof.

4.03 No Advertisement: The Purchasers acknowledge that the Shares have been offered to them in direct communication between them and Sellers, and not through any advertisement of any kind.

4.04 Knowledge and Experience: The Purchasers acknowledges that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Purchasers acknowledges that Seller has given them and all of their counselors’ access to all information relating to USChina business that they or any one of them have requested. The Purchasers acknowledge that they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of USChina so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

4.05 Restrictions on Transferability: The Purchasers are aware of the restrictions of transferability of the Shares and further understands that some or all of the certificates may bear a legend similar to the following:

(a) THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Purchasers understand that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

(c) USChina and/or Sellers have neither filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the shares being purchased, and in the absence of such a registration statement or exemption, the Purchasers may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.06 Accredited Investor: Each Purchaser is an “Accredited Investor” as defined n Regulation D of the Securities Exchange Act of 1934.

4.07 Future Business of USChina: The Purchasers represent that after the Closing of this transaction, the Purchasers will either carry on the existing business of USChina or vend in a legitimate business. After Closing, the Purchasers covenant not to manipulate or participate in a manipulating the share price of USChina in a “pump and dump” scheme.

4.08 Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws: The Purchasers confirm that the funds representing the Purchase Price will not represent proceed of crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and the Purchasers are in compliance with, and have not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Purchasers and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

4.09 Representations: All Representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE V

REMEDIES

5.01 Arbitration: Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Nevada in accordance with the Rules of the U.S. Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

5.02 Termination: In addition to any other remedies, the Purchaser may terminate this Agreement, if at the Closing, the Seller has failed to comply with all material terms of this Agreement, has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction.

5.03 Indemnification: From and after the Closing, the parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.04 Indemnification Non-Exclusive: The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI

MISCELLANEOUS

6.01 Captions and Headings: The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02 No Oral Change: This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03 Non Waiver: Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04 Time of Essence: Time is of the essence of this Agreement and of each and every provision hereof.

6.05 Entire Agreement: This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

6.06 Partial Invalidity: In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07 Significant Changes: The Seller understand that significant changes may be made in the capitalization and/or stock ownership of USChina, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of USChina.

6.08 Counterparts: This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

6.09 Notices: All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Seller:

Andrew Chien

665 Ellsworth Avenue

New Haven, CT 06511

Phone: 203-562-8899

Email: jcs23@yahoo.com

If to the Purchaser:

RADTEK CO.,LTD

Attn: JaeChan Kim.

3F Taejoon  B/D, 341-2 Jangdae-dong, Yuseong-gu, Daejeon, South Korea

Phone) +82-42-862-8778 ,

Email: radkim6296@kaist.ac.kr (with carbon copy email to: JDSparks@pegbusiness.com)

AND

Harold H. Martin

Martin & Pritchett, P.A.

16810 Kenton Drive, Suite 160

Huntersville, North Carolina  28078

Tel:   (704) 237-4508

Fax:  (704) 237-4917

Cell:  (704) 605-7968

harold@martin-pritchett.com

6.10 Binding Effect: This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement

6.11 Effect of Closing: All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.12 Mutual Cooperation: The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein..

6.13 Governing Law: This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the Laws of the State of Nevada (regardless of its conflict of laws principles), including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws.

6.14 Exclusive Jurisdiction and Venue: The Parties agree that the Courts of the State of Nevada shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the Transactions contemplated herein.

In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written

6.15 Attorneys Fees: In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such breach of an covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

In witness whereof, this Agreement has been duly executed by the Parties hereto as of the date first written above.

SELLERS: Ching-Sang Hong, Sellers Representative

By: /s/ Ching-Sang Hong

Ching-Sang Hong

PURCHASER: RADTEK CO., LTD,

By: /s/ JaeChan Kim

JaeChan Kim, President

EXHIBIT A

Selling Shareholders

USChina Taiwan, Inc.

Names of Sellers Shares

Ching-Sang Hong 1,102,500

Treasury Stock 5,000

TOTAL : 1,107,500